THE COLONIAL FUND
                             FUND YIELD CALCULATION
                           (CALENDAR MONTH-END METHOD)
                        30-DAY BASE PERIOD ENDED 10/31/97


                           FUND YIELD = 2*((((a-b)/c*d))+1)(6)-1)


                                             CLASS A          CLASS B           CLASS C      CLASS Z
                                             -------          -------           -------      -------
a = dividends and interest earned during
    the month .............................  $2,551,785       $1,610,519        $1,295         $45,293

b = expenses accrued during the month           894,518          937,897           741          15,877

c = average dividend shares outstanding
    during the month ......................  82,096,820       51,892,420        41,672       1,456,061

d = class  maximum offering price per share
    on the last day of the month ..........      $11.84           $11.14        $11.15          $11.17


             YIELD ........................       2.05%            1.40%         1.43%           2.18%
                                                  -----            -----         -----           -----